Exhibit 32

NATIONAL FUEL GAS COMPANY

Statement Furnished Pursuant to Section 906
of Sarbanes - Oxley Act of 2002

              Each of the undersigned, P. C. ACKERMAN, the Chairman of the Board, President and Chief Executive Officer and R. J. TANSKI, the Treasurer and Principal Financial Officer of NATIONAL FUEL GAS COMPANY (the "Company"), DOES HEREBY CERTIFY that:

  The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

              IN WITNESS WHEREOF, each of the undersigned has executed this statement this 13th day of May, 2004.

                                                        /s/  P. C. Ackerman
                                                        -------------------
                                                        Chairman of the Board, President and
                                                        Chief Executive Officer

                                                        /s/  R. J. Tanski
                                                        -----------------
                                                        Treasurer and Principal Financial Officer

              A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.